EXHIBIT 99.1

                       WERNER ENTERPRISES, INC.
                          14507 Frontier Road
                            P. O. Box 45308
                        Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE
---------------------

                                           CONTACTS:  John J. Steele
                             Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036

                                            Robert E. Synowicki, Jr.
                                        Executive Vice President and
                                           Chief Information Officer
                                                      (402) 894-3350


                WERNER ENTERPRISES ANNOUNCES QUARTERLY
                         AND SPECIAL DIVIDENDS

Omaha, Nebraska, November 9, 2010:
---------------------------------

      Werner Enterprises, Inc. (NASDAQ: WERN), one of the nation's largest transportation and logistics companies, announced today that its Board of Directors declared a regular quarterly cash dividend of $.050 (5.0 cents) per common share payable to stockholders of record at the close of business on January 10, 2011. This dividend will be paid on January 25, 2011.

      Werner Enterprises is currently in its twenty-fourth year of paying quarterly cash dividends on its common stock to its stockholders. The first quarterly cash dividend was paid by Werner Enterprises in July 1987.

     Werner also announced that its Board of Directors declared a special cash dividend of $1.60 per common share payable to stockholders of record at the close of business on November 22, 2010. This dividend will be paid on December 7, 2010. As a result of the special dividend, a total of approximately $116 million will be paid on Werner's 72.6 million common shares outstanding. Werner also paid special cash dividends of $1.25 per common share in December 2009 and $2.10 per common share in December 2008.

     This is the third consecutive year that Werner will pay a special dividend to shareholders as a way to further enhance shareholder return. It is Werner's intention to continue to expand its profits in the future by keeping its fleet count flat for the near term and increasing its operating margin percentage with improved rates, high utilization and a lean cost structure. Werner also intends to

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accelerate   growth  of  its  non-asset-based  logistics  services   of
brokerage, freight management, intermodal and global freight forwarding to create a planned balanced portfolio of revenues comprised of one-way truckload, dedicated and logistics.

      Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

      Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further information about Werner, visit the company's website at www.werner.com.

      This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2009. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.